Exhibit 5







                                             June 7, 1996


AMNEX, Inc.
101 Park Avenue
New York, New York  10178

        Re:  Registration Statement on Form S-3
             ----------------------------------

Gentlemen:

        In our capacity as counsel to AMNEX, Inc., a New York corporation (the "Company"), we have been asked to render this opinion in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed contemporaneously by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering (i) 1,075,000 Common Shares, $.001 par value, of the Company (the "Issuable Shares") which are issuable by the Company to Robb, Peck, McCooey Clearing Corporation ("Robb, Peck") upon the exercise of certain outstanding warrants (the "Warrants") and are being registered for issuance by the Company as well as for resale by Robb, Peck; and (ii) 663,690 Common Shares, $.001 par value, of the Company (the "Selling Shareholder Shares") which are being registered for resale by certain selling shareholders as follows: (a) 75,000 Common Shares which are issuable to certain persons pursuant to subscription arrangements with the Company; (b) 200,000 Common Shares which were issued or are issuable pursuant to contractual arrangements (the "Contract Shares"); (c) 25,000 Common Shares issuable to Kenneth G. Baritz, Chairman of the Board of the Company, upon the exercise of an outstanding warrant; (d) 163,690 Common Shares issuable to certain entities upon the conversion of certain outstanding indebtedness; and (e) 200,000 Common Shares issuable upon the exercise of outstanding warrants. The Issuable Shares and the Selling Shareholder Shares are collectively referred to herein as the "Shares".

        In connection with our opinion, we have examined the Certificate of Incorporation and By-Laws of the Company, each as amended, the Registration Statement, and certain agreements entered into, and instruments and warrants issued, by the Company in connection with the issuance of the Shares. We are also familiar with proceedings of the Board of Directors of the Company, or otherwise have relied upon representations made by officers of the Company, relating to the authorization of the issuance of the Shares. We have also examined such other instruments and documents as we deemed relevant under the circumstances.























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AMNEX, Inc.
June 7, 1996
Page 2

        For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings and all representations, oral and written, made by officers of the Company with respect thereto. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

        Based upon and subject to the foregoing, including the assumptions made, we are of the opinion that the Contract Shares that are outstanding have been duly and validly authorized and issued, and are fully paid and nonassessable Common Shares, $.001 par value, of the Company, subject to the provisions of
Section 630 of the Business Corporation Law of the State of New York (the "BCL"); and (ii) the remaining Shares will be, upon issuance in accordance with the terms of the respective instruments, duly and validly authorized and issued, fully paid and nonassessable Common Shares, $.001 par value of the Company, subject to the provisions of Section 630 of the BCL.

        We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

        This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

        We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

        This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

        Your attention is directed to the fact that members of this firm are shareholders of the Company.

                                      Very truly yours,


                                      CERTILMAN BALIN ADLER & HYMAN, LLP